                                                                       EX-99.i.3

                                   Law Office
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

                               September 19, 2008

Board of Trustees
RevenueShares ETF Trust
One Commerce Square
2005 Market Street, Suite 2020
Philadelphia, PA  19103

      Re:  Post-Effective Amendment No. 4 to the Registration
           Statement of RevenueShares ETF Trust

Ladies and Gentlemen:

     We have acted as counsel to  RevenueShares  ETF Trust,  a  statutory  trust organized under Delaware law (the "Trust"),  in connection with the issuance and sale by the  Trust of its  shares of  beneficial  interest,  no par  value  (the
"Shares") of two series of the Trust:  RevenueShares  ADR Fund and RevenueShares
Navellier  Overall  A-100 Fund (each,  a "Fund").  This  opinion is furnished in accordance with the requirements of Item 23(i) of Form N-1A under the Investment
Company  Act of  1940,  as  amended  (the  "Investment  Company  Act")  and  the
Securities Act of 1933, as amended (the "Securities Act").

     We have  examined the  Certificate  of Trust of the Trust,  the Amended and
Restated  Agreement  and  Declaration  of Trust of the Trust,  the  Amended  and
Restated  By-Laws  of the  Trust,  certain  resolutions  adopted by the Board of
Trustees of the Trust  relating to the  issuance  and sale of the Shares,  and a
Certificate  of Good  Standing  dated  September  19,  2008  from  the  State of
Delaware.  We have  also  examined  the  Post-Effective  Amendment  No. 4 to the
Trust's  Registration  Statements  on Form N-1A with  respect  to the Funds (the
"Registration  Statement")  under the Investment  Company Act and the Securities
Act,  all as amended to date,  as well as other  items we deem  material to this opinion.

     In our  examination,  we have  assumed  the legal  capacity  of all natural persons,  the genuineness of all signatures,  the  authenticity of all documents submitted  to us as  originals,  the  conformity  to original  documents  of all documents  submitted to us as  facsimile,  electronic,  certified,  conformed or photostatic  copies and the authenticity of the originals of such copies.  As to
any  facts  material  to  the  opinions   expressed   herein  that  we  did  not
independently   establish  or  verify,   we  have  relied  upon  statements  and
representations of officers and other representatives of the Trust and others.

     Based upon and subject to the foregoing information and examination, we are of the opinion that, when the Registration Statement becomes effective under the
Investment  Company Act and  Securities  Act, the Shares of the Fund will,  when sold in accordance with the  Registration  Statement,  be validly issued,  fully paid and non-assessable.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement of the Trust and we further  consent to reference in the
Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                   Very truly yours,

                                   STRADLEY RONON STEVENS & YOUNG LLC

                                   By:    /s/ Michael D. Mabry
                                          Michael D. Mabry, a Partner